Exhibit 99.1

NEWS RELEASE

Westell Technologies Reports Fiscal Third Quarter 2016 Results

Year-over-year revenue grew 44% to $20.2 million
AURORA, IL, February 3, 2016 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of in-building wireless, intelligent site management, cell site optimization, and outside plant solutions, today announced results for its fiscal 2016 third quarter ended December 31, 2015 (3Q16). Management will host a conference call to discuss financial and business results tomorrow, Thursday, February 4, 2016 at 9:30 AM Eastern Time (details below).
Consolidated revenue was $20.2 million, consisting of $8.7 million from the In-Building Wireless (IBW) segment and $11.5 million from the Communication Solutions Group (CSG) segment. Both IBW and CSG segment revenues for 3Q16 were up year-over-year by 60% and 34%, respectively.
“Westell’s third quarter results showed continued progress in executing our growth and operational turnaround strategy. Revenue grew 44% compared to the same quarter last year, while down sequentially as expected. Additionally, Intelligent Site Management (ISM) revenue grew to its highest quarterly level in two years, contributing to a CSG segment gross margin above 40%,” said Tom Gruenwald, Chairman and CEO of Westell Technologies. “We have completed the rebuilding of our management team with performance-focused leaders in all key positions, have added new products such as our new tower mounted amplifier (TMA), and are progressing with trials and testing of our new ClearLink DAS solution - all of which bolsters our confidence going forward.”

	3Q16	2Q16	3Q15	3Q16	3Q16
	3 months ended	3 months ended	3 months ended	vs.	vs.
	12/31/15	09/30/15	12/31/14	2Q16	3Q15
Consolidated Revenue	$20.2M	$25.5M	$14.0M	-21%	+44%
Gross Margin	39.4%	40.1%	31.3%	-0.7%	+8.1%
Net Income (Loss)	($4.8M)	($2.5M)	($27.5M)	($2.3M)	$22.7M
Earnings (Loss) Per Share	($0.08)	($0.04)	($0.46)	($0.04)	+$0.38
Non-GAAP Earnings (Loss) Per Share (1)	($0.05)	($0.01)	($0.08)	($0.04)	+$0.03
(1) Please refer to the schedule at the end of this press release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP financial measures.

Cash and short-term investments were $34.8 million at December 31, 2015, compared to $36.4 million at September 30, 2015. The $1.6 million use of cash was driven primarily by the net loss in the quarter, partly offset by favorable working capital.

In-Building Wireless (IBW) Segment
IBW’s revenue improvement year-over-year was due largely to increased demand for passive DAS conditioners; while the sequential decrease was due to the expected seasonal slowdown in sales of our active DAS conditioner, the Universal DAS Interface Tray (UDIT). Gross margins varied in line with changes in segment revenue.

	3Q16	2Q16	3Q15	3Q16	3Q16
	3 months ended	3 months ended	3 months ended	vs.	vs.
	12/31/15	09/30/15	12/31/14	2Q16	3Q15
IBW Segment Revenue	$8.7M	$10.8M	$5.4M	-20%	+60%
IBW Segment Gross Margin	38.2%	42.0%	35.3%	-3.8%	+3.0%
IBW Segment R&D Expense	$2.7M	$2.8M	$2.3M	($0.1M)	$0.4M
IBW Segment Profit (Loss)	$0.6M	$1.8M	($0.4M)	($1.2M)	$1.1M

Communication Solutions Group (CSG) Segment
CSG’s revenue improvement year-over-year was due to higher revenues across all product categories - ISM, TMAs, and outside plant; whereas the sequential decrease was driven by the typical seasonal slowdown in sales of TMAs. Gross margin improved year-over-year due primarily to lower excess and obsolete inventory costs, and improved sequentially due primarily to a more favorable mix.

	3Q16	2Q16	3Q15	3Q16	3Q16
	3 months ended	3 months ended	3 months ended	vs.	vs.
	12/31/15	09/30/15	12/31/14	2Q16	3Q15
CSG Segment Revenue	$11.5M	$14.7M	$8.6M	-22%	+34%
CSG Segment Gross Margin	40.3%	38.7%	28.8%	+1.6%	+11.5%
CSG Segment R&D Expense	$2.2M	$1.9M	$2.0M	$0.3M	$0.2M
CSG Segment Profit (Loss)	$2.5M	$3.8M	$0.5M	($1.4M)	$2.0M

Conference Call Information
Management will discuss financial and business results during the quarterly conference call on Thursday, February 4, 2016 at 9:30 AM Eastern Time. Investors may quickly register online in advance of the call at https://www.conferenceplus.com/westell. After registering, participants receive dial-in numbers, a passcode and a registration ID that is used to uniquely identify their presence and automatically join them into the audio conference. A participant may also register by telephone on February 4 by calling 888-206-4073 no later than 8:15 AM Central Time (9:15 AM Eastern Time) and providing the operator confirmation number 41579044.

This news release and related information that may be discussed on the conference call, will be posted on the Investor Relations section of Westell's website: http://www.westell.com. A digital recording of the entire conference will be available for replay on Westell's website by approximately 1:00 PM Eastern Time following the conclusion of the conference.

About Westell Technologies
Westell Technologies, Inc. is a leading provider of in-building wireless, intelligent site management, cell site optimization, and outside plant solutions focused on innovation and differentiation at the edge of telecommunication networks, where end users connect. The Company's comprehensive set of products and solutions enable service providers and network operators to improve network performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high quality, reliable systems. For more information, please visit www.westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K/A for the fiscal year ended March 31, 2015, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.
Financial Tables to Follow:

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended			Nine months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
Revenue	$20,215	$25,514	$14,043	$67,299	$65,514
Gross profit	7,963	10,231	4,395	26,623	22,144
Gross margin	39.4%	40.1%	31.3%	39.6%	33.8%
Operating expenses:
Research and development	4,893	4,625	4,353	14,604	13,128
Sales and marketing	3,900	4,113	2,719	11,209	9,064
General and administrative	2,627	2,493	2,797	8,089	9,131
Intangible amortization	1,418	1,432	1,562	4,249	4,857
Restructuring	—	—	—	17	55
Goodwill impairment (1)	—	—	20,547	—	31,997
Total operating expenses	12,838	12,663	31,978	38,168	68,232
Operating income (loss)	(4,875)	(2,432)	(27,583)	(11,545)	(46,088)
Other income (expense), net	85	(61)	(29)	62	16
Income (loss) before income taxes and discontinued operations	(4,790)	(2,493)	(27,612)	(11,483)	(46,072)
Income tax benefit (expense)	(7)	20	72	75	170
Net income (loss) from continuing operations	(4,797)	(2,473)	(27,540)	(11,408)	(45,902)
Income from discontinued operations (2)	—	—	—	272	—
Net income (loss)	$(4,797)	$(2,473)	$(27,540)	$(11,136)	$(45,902)
Basic net income (loss) per share:
Basic net income (loss) from continuing operations	$(0.08)	$(0.04)	$(0.46)	$(0.19)	$(0.77)
Basic net income (loss) from discontinued operations	—	—	—	—	—
Basic net income (loss) (3)	$(0.08)	$(0.04)	$(0.46)	$(0.18)	$(0.77)
Diluted net income (loss) per share:
Diluted net income (loss) from continuing operations	$(0.08)	$(0.04)	$(0.46)	$(0.19)	$(0.77)
Diluted net income (loss) from discontinued operations	—	—	—	—	—
Diluted net income (loss) (3)	$(0.08)	$(0.04)	$(0.46)	$(0.18)	$(0.77)
Weighted-average number of common shares outstanding:
Basic	60,810	60,783	60,016	60,765	59,885
Diluted	60,810	60,783	60,016	60,765	59,885

(1)
The Company recorded a non-cash charge during the second and third quarters of fiscal year 2015 to record the impairment of the full carrying value of the Company's goodwill related to the Kentrox and CSI acquisitions, respectively.

(2)	Income from discontinued operations resulted from the expiration of indemnity periods and release of contingency reserves related to the sale of ConferencePlus.

(3)	Totals may not sum due to rounding.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)

	December 31, 2015 (Unaudited)	March 31, 2015
Assets
Cash and cash equivalents	$33,559	$14,026
Short-term investments	1,242	23,906
Accounts receivable, net	12,626	11,845
Inventories	14,071	16,205
Prepaid expenses and other current assets	2,519	3,285
Land held-for-sale	—	264
Total current assets	64,017	69,531
Property and equipment, net	4,291	3,603
Intangible assets, net	21,693	25,942
Other non-current assets	108	258
Total assets	$90,109	$99,334
Liabilities and Stockholders’ Equity
Accounts payable	$7,288	$4,011
Accrued expenses	5,937	5,576
Accrued restructuring	1,092	1,161
Contingent consideration payable	714	1,184
Deferred revenue	1,199	2,415
Total current liabilities	16,230	14,347
Deferred revenue non-current	1,154	751
Deferred income tax liability	75	46
Accrued restructuring non-current	827	1,642
Contingent consideration payable non-current	—	400
Other non-current liabilities	333	409
Total liabilities	18,619	17,595
Total stockholders’ equity	71,490	81,739
Total liabilities and stockholders’ equity	$90,109	$99,334

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Nine months ended December 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(11,136)	$(45,902)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization	5,335	5,599
Goodwill impairment	—	31,997
Stock-based compensation	974	1,628
Restructuring	17	55
Deferred taxes	29	—
Exchange rate loss	17	8
Changes in assets and liabilities:
Accounts receivable	(791)	8,699
Inventory	2,134	1,147
Accounts payable and accrued expenses	2,562	(6,058)
Deferred revenue	(813)	(1,270)
Other	916	(634)
Net cash provided by (used in) operating activities	(756)	(4,731)
Cash flows from investing activities:
Net maturity (purchase) of short-term investments and debt securities	22,664	(9,638)
Acquisitions, net of cash acquired	—	(304)
Proceeds from sale of land	264	—
Purchases of property and equipment, net	(1,776)	(1,773)
Net cash provided by (used in) investing activities	21,152	(11,715)
Cash flows from financing activities:
Purchase of treasury stock	(87)	(692)
Proceeds from stock options exercised	—	155
Payment of contingent consideration	(770)	(1,104)
Net cash provided by (used in) financing activities	(857)	(1,641)
(Gain) loss of exchange rate changes on cash	(6)	(7)
Net increase (decrease) in cash and cash equivalents	19,533	(18,094)
Cash and cash equivalents, beginning of period	14,026	35,793
Cash and cash equivalents, end of period	$33,559	$17,699

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)

Sequential Quarter Comparison

	Three months ended December 31, 2015			Three Months Ended September 30, 2015
	IBW	CSG	Total	IBW	CSG	Total
Revenue	$8,680	$11,535	$20,215	$10,819	$14,695	$25,514
Cost of revenue	5,361	6,891	12,252	6,272	9,011	15,283
Gross profit	3,319	4,644	7,963	4,547	5,684	10,231
Gross margin	38.2%	40.3%	39.4%	42.0%	38.7%	40.1%
Research and development	2,701	2,192	4,893	2,775	1,850	4,625
Segment profit (loss)	$618	$2,452	$3,070	$1,772	$3,834	$5,606

Year-over-Year Quarter Comparison

	Three months ended December 31, 2015			Three months ended December 31, 2014
	IBW	CSG	Total	IBW	CSG	Total
Revenue	$8,680	$11,535	$20,215	$5,414	$8,629	$14,043
Cost of revenue	5,361	6,891	12,252	3,504	6,144	9,648
Gross profit	3,319	4,644	7,963	1,910	2,485	4,395
Gross margin	38.2%	40.3%	39.4%	35.3%	28.8%	31.3%
Research and development	2,701	2,192	4,893	2,342	2,011	4,353
Segment profit (loss)	$618	$2,452	$3,070	$(432)	$474	$42

Year-to-Date Comparison

	Nine months ended December 31, 2015			Nine months ended December 31, 2014
	IBW	CSG	Total	IBW	CSG	Total
Revenue	$28,569	$38,730	$67,299	$30,632	$34,882	$65,514
Cost of revenue	16,702	23,974	40,676	18,543	24,827	43,370
Gross profit	11,867	14,756	26,623	12,089	10,055	22,144
Gross margin	41.5%	38.1%	39.6%	39.5%	28.8%	33.8%
Research and development	8,638	5,966	14,604	6,640	6,488	13,128
Segment profit (loss)	$3,229	$8,790	$12,019	$5,449	$3,567	$9,016

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended			Nine months ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2015	2015	2014	2015	2014
GAAP net income (loss)	$(4,797)	$(2,473)	$(27,540)	$(11,136)	$(45,902)
Adjustments:
Inventory fair value step-up (1)	—	—	79	—	540
Deferred revenue adjustment (1)	73	73	64	218	322
Goodwill impairment (2)	—	—	20,547	—	31,997
Amortization of intangibles (3)	1,418	1,432	1,562	4,249	4,857
Restructuring, separation, and transition (4)	—	59	—	223	55
Stock-based compensation (5)	264	253	514	974	1,628
(Income) loss from discontinued operations (6)	—	—	—	(272)	—
Total adjustments	1,755	1,817	22,766	5,392	39,399
Non-GAAP net income (loss)	$(3,042)	$(656)	$(4,774)	$(5,744)	$(6,503)
GAAP net income (loss) per common share:
Basic	$(0.08)	$(0.04)	$(0.46)	$(0.18)	$(0.77)
Diluted	$(0.08)	$(0.04)	$(0.46)	$(0.18)	$(0.77)
Non-GAAP net income (loss) per common share:
Basic	$(0.05)	$(0.01)	$(0.08)	$(0.09)	$(0.11)
Diluted	$(0.05)	$(0.01)	$(0.08)	$(0.09)	$(0.11)
Average number of common shares outstanding:
Basic	60,810	60,783	60,016	60,765	59,885
Diluted	60,810	60,783	60,016	60,765	59,885

	Three months ended December 31, 2015			Three Months Ended September 30, 2015
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - Consolidated	$20,215	$7,963	39.4%	$25,514	$10,231	40.1%
Deferred revenue adjustment (1)	73	73		73	73
Stock-based compensation (5)	—	13		—	14
Non-GAAP - Consolidated	$20,288	$8,049	39.7%	$25,587	$10,318	40.3%

	Nine months ended December 31, 2015			Nine Months Ended December 31, 2014
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - Consolidated	$67,299	$26,623	39.6%	$65,514	$22,144	33.8%
Inventory fair value step-up (1)	—	—		—	540
Deferred revenue adjustment (1)	218	218		322	322
Stock-based compensation (5)	—	24		—	65
Non-GAAP - Consolidated	$67,517	$26,865	39.8%	$65,836	$23,071	35.0%

	Three months ended			Nine Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
GAAP operating expenses	$12,838	$12,663	$31,978	$38,168	$68,232
Adjustments:
Goodwill impairment (2)	—	—	(20,547)	—	(31,997)
Amortization of intangibles (3)	(1,418)	(1,432)	(1,562)	(4,249)	(4,857)
Restructuring, separation, and transition (4)	—	(59)	—	(223)	(55)
Stock-based compensation (5)	(251)	(239)	(492)	(950)	(1,563)
Total adjustments	(1,669)	(1,730)	(22,601)	(5,422)	(38,472)
Non-GAAP operating expenses	$11,169	$10,933	$9,377	$32,746	$29,760
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that the non-GAAP financial information provides meaningful supplemental information to investors. Management also believes the non-GAAP financial information reflects the Company's core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

(1)
On April 1, 2013 and March 1, 2014, the Company purchased Kentrox and Cellular Specialties, Inc. (CSI), respectively. These acquisitions required the step-up of certain assets to fair value, which resulted in cost that will not recur once those assets have fully settled. The adjustments remove the increased costs associated with the third-party sales of inventory that was stepped-up and the step-down on acquired deferred revenue that was recognized.

(2)
The Company recorded a non-cash charge during the second and third quarters of fiscal year 2015 to record the impairment of the full carrying value of the Company's goodwill related to the Kentrox and CSI acquisitions, respectively.

(3)	Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets.

(4)
Restructuring expenses are not directly related to the ongoing performance of our fundamental business operations. This adjustment also includes severance benefits related to the departure of certain former executives.

(5)	Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.

(6)	The release of contingent liabilities related to the sale of ConferencePlus are presented as discontinued operations.

For additional information, contact:

Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375 4740 tminichiello@westell.com